Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-132808) of TransDigm Group Incorporated

(2)	Registration Statement (Form S-8 No. 333-148860) of TransDigm Group Incorporated

(3)	Registration Statement (Form S-8 No. 333-152847) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan and the TransDigm Group Incorporated Fourth Amended and Restated 2003 Stock Option Plan, as amended;

of our report dated November 24, 2009, except Notes 5 and 21 as to which the date is February 10, 2010, with respect to the consolidated financial statements and schedule of TransDigm Group Incorporated, and our report dated November 24, 2009, except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is February 10, 2010, on the effectiveness of internal control over financial reporting of TransDigm Group Incorporated, included in this Annual Report (Form 10-K/A) for the year ended September 30, 2009.

/s/ Ernst & Young LLP

Cleveland, Ohio

February 10, 2010